EXHIBIT "A"

                            THIRD AMENDMENT TO
          1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN



     THIS THIRD AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN (the "Third Amendment") was approved by the Board of Directors (the "Board") of Perma-Fix Environmental Services, Inc. (the "Company") on
September 19, 1996.

     WHEREAS, Article VII of the 1992 Outside Directors Stock Option Plan, as amended (including, but not limited to the Second Amendment approved by the stockholders on November 12, 1993) (the "Plan"), provides that the Board may at any time, and from time to time, in any respect amend or modify the Plan; provided, however, that the provisions of Section 5.1 of the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder;

     WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company or any of its subsidiaries ("Eligible Director") and to further enhance each of the Eligible Director's interests in the Company's continued success by further increasing each Eligible Director's proprietary interest in the Company, the Board is of the opinion that the Plan should be further amended, subject to shareholder approval, to allow the Eligible Directors to have the option of receiving sixty-five percent (65%) of the Director Fee (as defined below) in common stock, par value $.001 per share of the Company ("Common Stock") with the balance paid in cash or receiving one hundred percent (100%) of the Director Fee in Common Stock of the Company and that in either case the number of shares of Common Stock of the Company issuable to the Eligible Director shall be determined by valuing the Common Stock of the Company at seventy-five percent (75%) of its Fair Market Value (as defined in the Plan), which Fair Market Value is determined on the business day immediately preceding the date that the Director Fee is due; and,

     WHEREAS, the Plan should be further amended in order to modify the terms of the Plan to comport with certain changes in the rules promulgated regarding Section 16 of the Securities Exchange Act of 1934, as amended;

     NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

A. Section 5.1.3 of the Plan is hereby deleted in its entirety and the following Section 5.1.3 is hereby substituted in lieu thereof:

     5.1.3 Each Eligible Director shall receive, at such Eligible Director's option, either sixty-five percent (65%) or one hundred percent (100%) of the fee payable to such Eligible Director for services rendered to the Company as a member of the board (the "Director's Fee") in Stock.
               Fair Market Value as used in this Section
               5.1.3, shall be determined on the business day immediately preceding the date that the Director Fee is due. If the Eligible Director wishes to receive sixty-five percent (65%) of his Director's Fee in Stock: (i) the Eligible Director will receive the number of shares obtained by dividing sixty-five percent (65%) of the applicable Director Fee by seventy-five percent (75%) of the Fair Market Value of the Stock and (ii) the Eligible Director will receive thirty-five (35%) of his Director's Fee
               in cash or its equivalent.   If the Eligible
               Director wishes to receive one hundred percent (100%) of his Director's Fee in Stock the Eligible Director will receive the number of shares obtained by dividing the applicable Director's Fee by seventy-five percent (75%) of the Fair Market Value of the Stock.

B. Section 5.1 of the Plan is hereby amended by inserting the following Section 5.1.6 at the end thereof:

     5.1.6 The election of the Eligible Director, as described in Section 5.1.3 hereof, shall be made in writing to the Company at any time prior to the date on which the Director Fee is due. Should an Eligible Director fail to make such election in a timely manner, such Eligible Director shall be deemed to have elected to receive one hundred percent (100%) of the Director's Fee payable to such Eligible Director in Stock as described in Section 5.1.3.

C. Article VII of the Plan is hereby deleted in its entirety and the following Article VII is hereby substituted in lieu thereof:

                                ARTICLE VII

          The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan.

     The Plan is amended and modified only to the extent specifically amended or modified by this Third Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Third Amendment to the 1992 Outside Directors Stock Option and Incentive Plan.


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